99.1 PRESS RELEASE

Manakoa Security and MachineTalker Inc. Announce Joint Marketing Agreement for Anti-Counterfeiting and Supply Chain Applications

KENNEWICK, Wash., Sept. 26, 2006 -- Manakoa Services Corporation (OTC BB:MKOS.OB - News), a security technology company with anti-counterfeiting DNA, optical, tag and trace products to enhance security, has announced a technology partnership with MachineTalker, Inc. (OTC BB:MTKN.OB - News). The companies intend to integrate Manakoa's DNA forensic security technology with MachineTalker's intelligent wireless mesh sensors to create an advanced security networking platform to validate the source of products from primary packaging through the pallet/cargo level.

MachineTalker's mesh network capability creates a wireless community that shares information with adjacent Talkers(r) by radio, and processes data from its own sensors and then correlates results from other Talkers in the area, and offers significant economic advantages to the user. The MachineTalker(r) solution can be deployed with any machine, independent of application or industry. MachineTalker's Intelligent Radio Frequency Identification Device offers low cost supply chain fidelity for product packaging and shipping. The benefits are critical for industries such as pharmaceuticals, beauty products, automotive, cargo container and general shipping.

Chris Outwater, President of Manakoa, said, ``We are delighted to be working with MachineTalker and we are excited about integrating MachineTalker products in our security technology portfolio. Manakoa expects that governmental agency and corporate clients will be eager to learn how our collaborative approach can enhance security at a reduced cost.''

Roland F. Bryan, President of MachineTalker, said, ``Our smart wireless security networks facilitate communication of logistics and sensor data among themselves and through access points to Wide Area Networks like the Internet. The addition of DNA at the molecular level to fundamental packaging offers a new equation in security.''

About Manakoa Services Corporation

Manakoa is a developer and supplier of DNA marking and optical security technology for high value products and brand names that are under siege by counterfeiters. Manakoa provides risk management consulting through product authentication and advanced world-wide tag and trace technologies and that provide manufacturers with supply chain fidelity for their products from point of manufacture to final sale.

About MachineTalker

MachineTalker, Inc., founded in 2002, has developed a breakthrough technology -- smart security networks that allow governments, businesses and individuals to rapidly deploy wireless security and tracking systems to protect people, places and things. The Company's proprietary technology embodies innovative features in the networking of intelligent devices that form ``communities'' for shared processing and reporting of data in remote security and control applications.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words ``anticipate,'' ``believe,'' ``estimate,'' ``may,'' ``intend,'' ``expect'' and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. While reasonably expected, the company can make no assurances that there will be a material increase in actual trading volume. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Contact:
Manakoa Services Corporation
James C. Katzaroff, Chief Executive Officer
509-736-7000
7203 West Deschutes Avenue, Suite B
Kennewick, WA 99336 USA
www.Manakoa.com

MachineTalker, Inc.
Roland F. Bryan President & Chief Executive Officer
(805) 957-1680
Fax: (805) 957-1740
info@machinetalker.com
513 De La Vina St.
Santa Barbara, CA 93101